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                                   EXHIBIT 5





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                                October 24, 1994



Charming Shoppes, Inc.
450 Winks Lane
Bensalem, PA 19020

      Re: Registration Statement on Form S-8 Relating to the Charming Shoppes, Inc. 1993
                 Employees Stock Incentive Plan
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Ladies and Gentlemen:

         We have acted as counsel to Charming Shoppes, Inc., a Pennsylvania corporation (the "Company"), in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the offering of up to 10,000,000 shares of the Company's common stock, par value $.10 per share (the "Registered Stock"), to be issued pursuant to awards involving stock options, stock appreciation rights, restricted stock, deferred stock, common stock granted as a bonus or in lieu of other awards, dividend equivalents and other stock-based awards (collectively "Awards") granted or to be granted under the Charming Shoppes, Inc. 1993 Employees' Stock Incentive Plan (the "Plan"). We have examined such records, documents, statutes and decisions as we have deemed relevant in rendering this opinion. In our examination, we have assumed the genuineness of documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

         In our opinion, the shares of Registered Stock to be issued pursuant to Awards granted or to be granted in accordance with the terms of the Plan will be, when issued in accordance with the terms of such Awards and the Plan, validly issued, fully paid and nonassessable shares of common stock of the Company.

         The opinions set forth above are limited to the Pennsylvania Business Corporation Law.

         We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons
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Charming Shoppes, Inc.
October 24, 1994
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whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.


                                                   Very truly yours,

                                                   Morgan, Lewis & Bockius